                                                                    Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Epicor Software Corporation Employee Stock Purchase Plan, as amended to date, and to the incorporation by reference therein of our report dated February 4, 1999, with respect to the consolidated financial statements and schedule of Epicor Software Corporation (formerly named Platinum Software Corporation) included in its Annual Report (Transition Report on Form 10-K) for the transition period from July 1, 1998 to December 31, 1998, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP


Orange County, California
July 27, 1999